Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE:

Maxar Technologies Reports Failure of its WorldView-4 Imaging Satellite

Westminster, CO – January 7, 2019 – Maxar Technologies Inc. (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a global technology innovator powering the new space economy, today reported that its WorldView-4 satellite experienced a failure in its control moment gyros (“CMGs”), preventing the satellite from collecting imagery due to the loss of an axis of stability.

Efforts are ongoing in conjunction with its suppliers in an attempt to restore satellite functionality, but thus far these efforts have been unsuccessful. At this time, Maxar believes that WorldView-4 will likely not be recoverable and will no longer produce usable imagery. Maxar operations has put the WorldView-4 satellite in a safe configuration and will continue to monitor the satellite’s location and health. The satellite was built by Lockheed Martin and the CMGs were provided by Honeywell.

WorldView-4 was acquired by GeoEye prior to its merger with DigitalGlobe in 2013. It was launched in November 2016 and generated revenues of approximately $85 million in fiscal year 2018. The satellite had a net book value of approximately $155 million, including related assets, as of December 31, 2018. If the satellite is not recoverable, then the net book value will be written off in Q4-2018.  Contingency planning and mitigation efforts are underway to assess the use of the Company’s other satellites and outside resources to replace imagery collected by WorldView-4 and meet as much of the existing customer commitments and obligations as possible. The Company currently believes it will be able to offset $10 to 15 million of the annual revenue from WorldView-4 and will work to minimize the potential impact on Maxar’s financial results in future years.

The WorldView-4 satellite is insured for $183 million, and Maxar intends to seek full recovery for the loss of WorldView-4 under its insurance policies. The Company will provide further updates on this matter as new information becomes available.

About Maxar

As a global leader of advanced space technology solutions, Maxar is at the nexus of the new space economy, developing and sustaining the infrastructure and delivering the information, services, systems that unlock the promise of space for commercial and government markets. As a trusted partner, Maxar provides vertically integrated capabilities and expertise including satellites, Earth imagery, robotics, geospatial data and analytics to help customers anticipate and address their most complex mission-critical challenges with confidence. With more than 6,500 employees in over 30 global locations, the Maxar portfolio of commercial space brands includes MDA, SSL, DigitalGlobe and Radiant Solutions. Every day, billions of people rely on Maxar to communicate, share information and data, and deliver insights that Build a Better World. Maxar trades on the Toronto Stock Exchange and New York Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements

Certain statements and other information included in this release constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this release.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this release. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with U.S. and Canadian securities regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com, or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this release as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com